Exhibit 10.2

EMPLOYMENT AGREEMENT

This Employment Agreement (the “AGREEMENT”) is made and entered into on November 15th, 2025 by and between Chenhong Huang (the “EXECUTIVE”) and SuperX AI Technology Limited, a British Virgin Islands company (the “COMPANY”).

WHEREAS, the Company and the Executive desire to enter into this Agreement to memorialize the terms and conditions of the Executive’s employment with the Company starting on the date hereof.

NOW, THEREFORE, in consideration of the premises, the mutual covenants and representations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Article I. Employment; Responsibilities; Compensation

Section 1.01 Employment. Subject to ARTICLE III, the Company hereby agrees to employ Executive and Executive hereby agrees to be employed by the Company, in accordance with this Agreement, for the period commencing on December 1st, 2025 (“Commencement Date”) and ending on November 30th, 2028 (“INITIAL TERM”). the Initial Term shall automatically be extended on yearly basis unless either party gives written notice to the other party 60 days prior to expiration of the Initial Term that it or she, as applicable, does not wish to extend this Agreement. Executive’s continued employment after the expiration of the Initial Term shall be in accordance with and governed by this Agreement, unless modified by the parties to this Agreement in writing. For purposes of this Agreement the Initial Term and any extended term shall be referred to as the “TERM”.

Section 1.02 Responsibilities;

(a) Subject to the terms of this Agreement, Executive is employed in the position of Chief Executive Officer and the Chairman of the Board of Directors of the Company and shall perform the functions and responsibilities of that position. Additional or different duties may be assigned by the Company, after discussion with and consent from the Executive, from time to time.

Section 1.03 Compensation and Benefits. As consideration for the services and covenants described in this Agreement, the Company agrees to compensate Executive in the following manner:

(a) Base Salary. During the Executive’s employment with the Company, the Company shall pay annual Base Salary of USD3,000,000 to the Executive, paid in twelve (12) equal monthly installments on the last working day of each month. Annual Base Salary may also be increased from time to time by action of the Board of Directors of the Company (or any committees or delegees thereof) (the “BOARD”). Upon termination of employment, the Executive shall only be entitled to Base Salary accrued through the effective date of termination. The Compensation shall also be subject to the approval of Company’s Board of Directors and/or Compensation Committees.

(b) Signing Equity: Upon onboarding, the Executive shall receive an equity award (the “Signing Equity Award”) valued at USD1,500,000, granted under the Company’s equity incentive plans and programs then in effect (the “Equity Plan”) . The number of shares granted will be determined based on the closing price of the Company’s shares from the previous trading day before the signing date of this Agreement. Unless otherwise determined by the Board, the Signing Equity Award shall be granted in the form of time-based restricted shares of the Company (“Restricted Shares”) and shall be subject to the terms and conditions of the Equity Plan and the applicable award agreement.

(c) Ongoing Equity Compensation: During the Term, the Executive shall be eligible to receive annual equity awards with an aggregate grant date fair value of USD 1,500,000 (each an “Annual Equity Award”), which shall be granted pursuant to, and subject to the terms and conditions of, the Company’s Equity Plan and the applicable award agreement issued thereunder.

Unless otherwise determined by the Board or required by the Equity Plan, each Annual Equity Award shall be granted in the form of time-based Restricted Shares, which shall vest in equal monthly installments over a twelve-month period, subject to the Executive’s continued employment through each applicable vesting date. No Restricted Shares shall vest following the Executive’s termination of employment, except as expressly provided in this Agreement or the applicable award agreement.

Each monthly tranche of Restricted Shares shall be settled as soon as administratively practicable after vesting and in accordance with the Equity Plan, and the number of Restricted Shares granted for each Annual Equity Award shall be determined based on the fair market value of the Company’s ordinary shares on the applicable grant date, as defined in the Equity Plan.

(d) Deferred Service Equity Awards: (i) The Executive will be eligible to receive two service-based equity awards, each with a grant date fair value of USD1,500,000 (each, a “Service Equity Award”). The first Service Equity Award shall be granted following the Executive’s completion of twelve (12) consecutive months of employment, and the second Service Equity Award shall be granted following the Executive’s completion of twenty-four (24) consecutive months of employment, in each case subject to (i) the Executive’s continued employment through the applicable grant date and (ii) approval by the Company’s Board of Directors or its Compensation Committee. Unless otherwise determined by the Baord, each Service Equity Award shall be granted in the form of time-based Restricted Shares that vest in full on the applicable anniversary date, subject to the Executive’s continued employment through such date. The number of Restricted Shares subject to each Service Equity Award shall be determined based on the fair market value of the Company’s ordinary shares on the applicable grant date.

(e) Terms of Equity Awards: All equity awards granted to the Executive under this Agreement—including the Signing Equity Award, each Annual Equity Award, and each Service Equity Award (collectively, the “Equity Awards”) shall be subject to the Company’s clawback, recoupment, and forfeiture policies as may be adopted or amended from time to time, and shall be administered and interpreted in a manner intended to comply with Section 409A of the Internal Revenue Code to the extent applicable. Each Equity Award shall be granted in the form of unregistered securities that have not been registered under the Securities Act of 1933, as amended, and, accordingly, the Executive may not sell, transfer, assign, pledge, or otherwise dispose of any shares issued pursuant to the Equity Awards except in compliance with the Company’s insider-trading policies and all applicable U.S. federal and state securities laws. Any resale of such shares must be made in accordance with Rule 144 under the Securities Act (to the extent available), including satisfaction of any applicable holding-period, current-public-information, volume-limitation, manner-of-sale, and notice requirements. The Company shall use commercially reasonable efforts to remain current in its reporting obligations under the Securities Exchange Act of 1934 for purposes of making Rule 144 available to the Executive.

(f) Performance Bonus: If the Executive successfully leads the Company to achieve an aggregate of USD500,000,000 in sale orders within the first twelve (12) months from the Commencement Date, the Executive will be entitled to a one-time performance bonus of USD3,000,000, payable in cash at the end of the fiscal quarter immediately following confirmation of this achievement. If the full USD500,000,000 in sale orders is not met within the first twelve (12) months, the bonus will be pro-rated based on the actual achievement ratio, provided that this ratio exceeds 50%. The prorated bonus will be payable upon completion of twelve (12) months of service from the Commencement Date. No bonus will be awarded if the achievement ratio is 50% or below.

(g) Subsequent Year Performance Bonuses: For each of the second and third years of the Initial Term, the Executive shall be eligible to earn an annual performance bonus with a maximum one-time payout of USD 3,000,000 per year. The key performance indicators (“KPIs”), performance metrics, and minimum thresholds applicable to each such year shall be mutually agreed upon by the Executive and the Compensation Committee prior to the start of the applicable performance year and documented in a written addendum to this Agreement. Each annual bonus shall be determined in accordance with the approved KPIs and shall be payable following the Compensation Committee’s certification of results. Payment of any annual performance bonus is conditioned upon the Executive’s continuous employment with the Company through the applicable bonus payment date.

(h) Insurance: During the term of this Agreement, the Company shall include the Executive under its’ directors and officers insurance policy. The Company shall have appropriate directors and officers insurance policies that provide reasonable coverage for a publicly listed company in the artificial intelligence sector.

(i) Payment of all compensation to Executive shall be made in accordance with the terms of this Agreement, applicable state or federal law, and applicable Company policies in effect from time to time, including normal payroll practices, and shall be subject to all applicable withholdings and taxes.

Section 1.04 Business Expenses. The Company shall reimburse Executive for all business expenses that are reasonable and necessary and incurred by Executive while performing his duties under this Agreement, upon presentation of expense statements, receipts and/or vouchers or such other information and documentation as the Company may reasonably require.

Article II. Confidential Information; Post-Employment Obligations; Company Property

Section 2.01 Company Property. As used in this Article II, the term the “Company” refers to the Company and each of its direct and indirect subsidiaries. All written materials, records, data and other documents relating to Company business, products or services prepared or possessed by Executive during Executive’s employment by the Company are the Company’s property. All information, ideas, concepts, improvements, discoveries and inventions that are conceived, made, developed or acquired by Executive individually or in conjunction with others during Executive’s employment (whether during business hours and whether on Company’s premises or otherwise) that relate to Company business, products or services are the Company’s sole and exclusive property. All memoranda, notes, records, files, correspondence, drawings, manuals, models, specifications, computer programs, maps and all other documents, data or materials of any type embodying such information, ideas, concepts, improvements, discoveries and inventions are Company property. At the termination of Executive’s employment with the Company for any reason, Executive shall return all of the Company’s documents, data or other Company property to the Company.

Section 2.02 Confidential Information; Non-Disclosure.

(a) Executive acknowledges that the business of the Company is highly competitive and that the Company will provide Executive with access to Confidential Information. Executive acknowledges that this Confidential Information constitutes a valuable, special and unique asset used by the Company in its business to obtain a competitive advantage over competitors. Executive further acknowledges that protection of such Confidential Information against unauthorized disclosure and use is of critical importance to the Company in maintaining its competitive position. Executive agrees that Executive will not, at any time during or after Executive’s employment with the Company, make any unauthorized disclosure of any Confidential Information of the Company, or make any use thereof, except in the carrying out of Executive’s employment responsibilities to the Company. Executive also agrees to preserve and protect the confidentiality of third party Confidential Information to the same extent, and on the same basis, as the Company’s Confidential Information.

(b) For purposes hereof, “CONFIDENTIAL INFORMATION” includes all non-public information regarding the Company’s business operations and methods, existing and proposed investments and investment strategies, seismic, well-log and other geologic and oil and gas operating and exploratory data, financial performance, compensation arrangements and amounts (whether relating to the Company or to any of its employees), contractual relationships, business partners and relationships (including customers and suppliers), strategies, business plans and other confidential information that is used in the operation, technology and business dealings of the Company, regardless of the medium in which any of the foregoing information is contained, so long as such information is actually confidential and proprietary to the Company.

Section 2.03 Non-Solicitation of Executives. For a period of six (6) months following the Termination Date, Executive will not, either directly or indirectly, call on, solicit or induce any other executive or officer of the Company or its affiliates with whom Executive had contact, knowledge of, or association with in the course of employment with the Company to terminate his employment, and will not assist any other person or entity in such a solicitation; PROVIDED, HOWEVER, that with respect to soliciting any executive or officer whose employment was terminated by the Company or its affiliates, or general solicitations for employment not targeted at current officers or employees of the Company or its affiliates, the foregoing restriction shall not apply.

Section 2.04 Non-Competition. During the Executive’s employment and for six (6) months thereafter (the “Restricted Period”), the Executive shall not, without the Board’s prior written consent, directly or indirectly: (a) engage in, provide services to, or participate in the establishment or financing of any business that competes in any material respect with the Company or any of its subsidiaries; or (b) induce or attempt to induce any customer, client, supplier, or business partner of the Company to cease or materially reduce its business with the Company. This restriction applies only in jurisdictions where the Company or its subsidiaries conduct or have material business operations. The Executive acknowledges that these limitations are reasonable and necessary to protect the Company’s legitimate interests and agrees that any breach would cause irreparable harm entitling the Company to injunctive and other equitable relief.

Article III. Termination of Employment

Section 3.01 Termination of Employment.

(a) General: The rights of Executive upon termination will be governed by this ARTICLE III.

(b) Definitions: For purposes hereof:

(i) “CAUSE” shall include (A) continued failure by Executive to perform substantially Executive’s duties and responsibilities (other than a failure resulting from Permanent Disability) that is materially injurious to the Company and that remains uncorrected for 10 days after receipt of appropriate written notice from the Board; (B) engagement in willful, reckless or grossly negligent misconduct that is materially injurious to Company or any of its affiliates, monetarily or otherwise; (C) except as provided by (D), the indictment of Executive with a crime involving moral turpitude or a felony; (D) the indictment of Executive for an act of criminal fraud, misappropriation or personal dishonesty; or (E) a material breach by Executive of any provision of this Agreement that is materially injurious to the Company and that remains uncorrected for 10 days following written notice of such breach by the Company to Executive identifying the provision of this Agreement that Company determined has been breached. For purposes of (C) and (D), if the criminal charge is subsequently dismissed with prejudice or the Executive is acquitted at trial or on appeal then the Executive will be deemed to have been terminated without Cause.

(ii) “CHANGE OF CONTROL” means the occurrence of any one or more of the following events that occurs after the Effective Date:

1) Any “person” (as such term is used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “EXCHANGE ACT”)) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors; or

2) The consummation of (A) a merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors, (B) a sale or other disposition of all or substantially all of the assets of the Company, or (C) a liquidation or dissolution of the Company.

(iii) “GOOD REASON” shall mean one or more of the following conditions arising not more than six months before Executive’s termination date without Executive’s consent: (A) a material breach by the Company of any provision of this Agreement; (B) assignment by the Board or a duly authorized committee thereof to Executive of any duties that materially and adversely alter the nature or status of Executive’s position, job descriptions, duties, title or responsibilities from those of a President and Chief Executive Officer, or eligibility for Company compensation plans; (C) requirement by the Company for Executive to relocate to a primary place of business which is more than 50 miles away from the Executive’s primary place of business as of the Effective Date of this Agreement; or (D) a material reduction in Executive’s Base Salary in effect at the relevant time. Notwithstanding anything herein to the contrary, Good Reason will exist only if Executive provides notice to the Company of the existence of the condition otherwise constituting Good Reason within 90 days of the initial existence of the condition, and the Company fails to remedy the condition on or before the 30th day following its receipt of such notice.

(iv) Involuntary Termination. For purposes of this Agreement, “Involuntary Termination” shall mean either: a termination without Cause or a termination for Good Reason. In no event will it be deemed an independent and sufficient basis for an Involuntary Termination

(c) Involuntary Termination.

(i) Involuntary Termination After Change in Control. If, prior to the expiration of the Employment Period and within twelve (12) months following a Change in Control, Executive is subject to an Involuntary Termination (as defined in Section 3.01(b)(iv)), then the Company will pay “Change in Control Severance Benefits” to Executive (which shall be the sole benefits Executive is entitled to under these circumstances). The Change in Control Severance Benefits will be a payment (less applicable withholdings and deductions) equivalent to 1 month(s) of Executive’s Base Salary (as in effect immediately prior to the Change in Control, or the date of the termination of Executive’s employment, whichever is greater), payable as a single lump sum within 74 days of Executive’s termination of employment.

(ii) Involuntary Termination — No Change in Control. If, prior to the expiration of the Employment Period, no Change in Control has occurred in the preceding twelve (12) months and Executive is subject to an Involuntary Termination (as defined in Section 3.01(b)(iv)), then the Company will pay “Severance Benefits” to Executive (which shall be the sole benefits Executive is entitled to under these circumstances). The Severance Benefits will be a payment (less applicable withholdings and deductions) equivalent to 1 month(s) of Executive’s Base Salary as in effect immediately prior to the date of Executive’s termination of employment, payable as a single lump sum within 74 days of the termination of Executive’s employment.

(iii) Determination of Good Reason. In order for Executive to terminate for Good Reason, (i) Executive must notify the Board, in writing, within ninety (90) days of the event constituting Good Reason of Executive’s intent to terminate employment for Good Reason, that specifically identifies in reasonable detail the facts and events that the Executive believes constitute Good Reason; (ii) the event must remain uncured for thirty (30) days following the date that Executive notifies the Board in writing of Executive’s intent to terminate employment for Good Reason (the “Notice Period”), and; (iii) the termination date must occur within sixty (60) days after the expiration of the Notice Period.

(d) Voluntary Resignation; Termination For Cause. If Executive’s employment with the Company terminates (i) voluntarily by Executive (other than for Good Reason during the period following a Change in Control) or (ii) by the Company for Cause, then Company shall have no duty to make any payments or provide any benefits to Executive pursuant to this Agreement other than the amount of Executive’s Base Salary, if any, accrued through the Termination Date. The use of the term “Cause” in Section 3.01.b.i in no way limits the right of the Company to terminate Executive’s employment pursuant to the provisions of this Article III. The Company must notify the Executive, in writing, that the Executive is being terminated for Cause, and such notice shall identify in reasonable detail the facts and events that the Company believes constitute Cause.

(e)  Accrued Wages; Expenses. Without regard to the reason for, or the timing of, Executive’s termination of employment: (i) the Company will pay Executive any unpaid Base Salary due for periods prior to the Termination Date, and; (ii) following submission of proper expense reports by Executive, the Company will reimburse Executive for all expenses reasonably and necessarily incurred by Executive in connection with the business of the Company prior to the Termination Date. These payments will be made promptly upon the Termination Date and within the period of time mandated by law, subject to provisions set forth herein.

Article IV. Miscellaneous

Section 4.01 Notices. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by overnight delivery service, or electronic mail, or facsimile transmission.

Section 4.02 Severability and Reformation. If any one or more of the terms, provisions, covenants or restrictions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect, and the invalid, void or unenforceable provisions shall be deemed severable. Moreover, if any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be reformed by limiting and reducing it to the minimum extent necessary, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

Section 4.03 Assignment. This Agreement shall be binding upon and inure to the benefit of the heirs and legal representatives of Executive and the permitted assigns and successors of the Company, but neither this Agreement nor any rights or obligations hereunder shall be assignable or otherwise subject to hypothecation by Executive (except by will or by operation of the laws of intestate succession) or by the Company, except that the Company may assign this Agreement to any successor (whether by merger, purchase or otherwise), if such successor expressly agrees to assume the obligations of the Company hereunder.

Section 4.04 Amendment. This Agreement may be amended only by writing signed by Executive and by the Company.

Section 4.05 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND GOVERNED IN ACCORDANCE WITH THE LAWS OF THE BRITISH VIRGIN ISLANDS, WITHOUT REFERENCE TO RULES RELATING TO CONFLICTS OF LAW.

Section 4.06 Jurisdiction. Each of the parties hereto hereby irrevocably consents and submits to the exclusive jurisdiction of the state and federal courts located in The British Virgin Islands in connection with any proceeding arising out of or relating to this Agreement or the transactions contemplated hereby and waives any objection to venue in The British Virgin Islands . In addition, each of the parties hereto hereby waives trial by jury in connection with any claim or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 4.07 Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes in all respects any prior or other agreement or understanding, written or oral, between the Company or any affiliate of the Company and Executive with respect to such subject matter, including the Employment Agreement.

Section 4.08 Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Signatures delivered by electronic transmission (including by PDF, DocuSign, or other electronic means) shall be deemed to have the same effect as original signatures for all purposes.

Section 4.09 Construction. The headings and captions of this Agreement are provided for convenience only and are intended to have no effect in construing or interpreting this Agreement. The language in all parts of this Agreement shall be in all cases construed in accordance to its fair meaning and not strictly for or against the Company or Executive. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.”

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above:

SuperX AI Technology Limited.

/s/ Yu Chun Kit
Name: Yu Chun Kit
Title: Executive Director

Executive

/s/ Dr. Chenhong Huang
Dr. Chenhong Huang